Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Altria Client Services
Media Relations
(804) 484-8897

Altria Group, Inc. Director Elizabeth E. Bailey Announces Decision
to Retire from Board of Directors

RICHMOND, Va. (January 31, 2013) - Dr. Elizabeth E. Bailey, a member of Altria Group, Inc.’s Board of Directors since 1989, has notified the company of her decision to retire from Board service following the completion of her current term. Consequently, Dr. Bailey will not stand for re-election to the Board of Directors of Altria Group, Inc. at the 2013 Annual Meeting of Shareholders.
“Dr. Bailey’s contributions have made Altria a stronger company and we thank her for her service to our shareholders and our employees,” said Martin J. Barrington, Altria Group’s chairman and chief executive officer.
Dr. Bailey currently serves as a member of the Compensation, Finance and Nominating, Corporate Governance and Social Responsibility Committees.
She is the John C. Hower Professor Emerita of Business and Public Policy at the Wharton School of the University of Pennsylvania.
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